56

                                                             30
                                  EXHIBIT 99.1



                       FINANCIAL INFORMATION OF THE TARGET



                              Intraop Medical Inc.
             Condensed Consolidated Financial Statements (Unaudited)
                                DECEMBER 31, 2004
                AND THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003



                              INTRAOP MEDICAL INC.
                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED SEPTEMBER 30, 2004 AND 2003

INTRAOP MEDICAL, INC.
TABLE OF CONTENTS
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
-------------------------------------------------------------------------------








                                                                      PAGE
                                                                      ----
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
  Condensed Consolidated Balance Sheet (Unaudited)                    3 -4
  Condensed Consolidated Statements of Operations (Unaudited)            5
  Condensed Consolidated Statements of Cash Flows (Unaudited)        6 - 7
  Notes to Condensed Consolidated Financial Statements (Unaudited)  8 - 22

Intraop Medical, Inc.
Condensed Consolidated Balance Sheet (Unaudited)
---------------------------------------------------------------------------------

                                                                  December 31,
                                                                      2004
                                                                    Restated
                                                                     Note 9
                                                                 ----------------
Assets

Current assets:
  Cash and cash equivalents                                           $   333,206
  Accounts receivable                                                     947,351
  Inventory, net                                                          541,268
  Prepaid expenses                                                         94,261
  Deposits                                                                642,675
  Other current assets                                                    156,250
                                                                 ----------------
         Total current assets                                           2,715,011

Property and equipment,
  net of accumulated depreciation                                          68,293

Leased Equipment
  net of accumulated depreciation                                         788,665

Other assets:
  Intangible assets,
     net of accumulated amortization                                      207,699
                                                                 ----------------
                                                                      $ 3,779,668
                                                                 ================

Liabilities and Stockholders' Deficit

Current liabilities:
   Accounts payable and accrued expenses                                $ 844,490
   Notes payable, related parties                                       1,007,425
   Notes payable, other, net debt discounts due to warrants             5,834,883
   Liability related to product financing                                 525,000
   Obligation for leased equipment                                      1,131,668
   Interest payable                                                       135,025
   Royalty payable to related party                                       200,000
   Advances, including $438,000 from shareholders                         598,000
   Sales tax payable                                                       58,950
   Estimated liability under warranties                                   142,834
   Other current liabilities                                               40,375
                                                                 ----------------
         Total liabilities, all current                                10,518,650
                                                                 ----------------


The  accompanying  notes form an  integral  part of the  condensed  consolidated financial statements.


Intraop Medical, Inc.
Condensed Consolidated Balance Sheet (Unaudited) (Continued)
----------------------------------------------------------------------------------------------
                                                                              December 31,
                                                                                  2004
                                                                                Restated
                                                                                 Note 9
                                                                          --------------------
Commitments and contingencies                                              $                -

Stockholders' deficit:
  Convertible preferred stock, $0.001 par value:
     Series 1 authorized shares - 600,000
       issued and outstanding shares - 507,000
       liquidation value $253,000                                                          507
     Series 2 authorized shares - 2,000,000
       issued and outstanding shares - 1,584,750
       liquidation value $1,584,750                                                      1,585
     Series 3 authorized shares -1,000,000
       issued and outstanding shares - 997,017
       liquidation value $1,495,526                                                        997
     Series 4 authorized shares - 2,000,000
       issued and outstanding shares - 1,590,000
       liquidation value $3,975,583                                                      1,590
  Common stock, $0.001 par value:
     Authorized shares - 22,000,000, issued and outstanding
       common shares - 9,195,925                                                         9,195
  Additional paid-in capital                                                         8,949,430
  Treasury stock,  at cost, 600,000 shares at $.25 per share                          (150,000)
  Accumulated deficit                                                              (15,552,286)
                                                                          ---------------------
          Total stockholders' deficit                                               (6,738,982)
                                                                          ---------------------
                                                                           $         3,779,668
                                                                          =====================


The  accompanying  notes form an  integral  part of the  condensed  consolidated financial statements.



Intraop Medical, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
-----------------------------------------------------------------------------------------


                                                    Three Months Ended December 31,
                                                       2004
                                                 Restated, Note 9            2003
                                                -------------------   ------------------

Revenue                                                $ 2,360,964            $  140,972
Cost of revenue                                          1,867,785               166,862
                                                -------------------   ------------------
Gross profit                                               493,179               (25,890)
                                                -------------------   ------------------
Operating expenses:
  Research and development                                 103,648               122,125
  General and administrative                               312,893               311,386
  Sales and marketing                                      115,588               103,119
                                                -------------------   ------------------
          Total operating expenses                         532,129               536,630
                                                -------------------   ------------------
Loss from operations                                       (38,950)             (562,520)
                                                -------------------   ------------------
Other expense:
  Interest expense                                        (379,321)             (120,817)
                                                -------------------   ------------------
          Total other expense                             (379,321)             (120,817)
                                                -------------------   ------------------
Loss before income taxes                                  (418,271)             (683,337)

Provision for income taxes                                       -                    -
                                                -------------------   ------------------
Net loss                                                  (418,271)             (683,337)
                                                ===================   ==================
Undeclared dividend accumulated on
  cumulative preferred stock                               146,187               146,187
                                                -------------------   ------------------
Net loss available to common shareholders              $  (564,458)           $ (829,524)
                                                ===================   ==================
Net loss per share available to
  common shareholders                                  $     (0.06)           $    (0.12)
                                                ===================   ==================
Weighted average number of shares
  outstanding (basic and diluted)                        9,195,948             6,689,023
                                                ===================   ===================

The  accompanying  notes form an  integral  part of the  condensed  consolidated financial statements.

Intraop Medical, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
------------------------------------------------------------------------------------------------------

                                                                Three Months Ended December 31,
                                                                    2004
                                                              Restated, Note 9            2003
                                                            --------------------  --------------------

Cash flows provided by (used for) operating activities:
  Net loss                                                            $ (418,271)           $ (683,337)
                                                            --------------------  -------------------

Adjustments to reconcile net loss to net cash
  provided by (used for) operating activities:
  Depreciation                                                            58,160                57,968
  Amortization of intangible assets                                       45,494                36,677
  Non-cash compensation expense for options issued                        20,650                 1,489
  Amortization of note discount                                                -                 1,695
  Amortization of debt issuance costs                                    156,250                 9,405
  Non-cash compensation expense for warrants issued                            -                28,041
  Non-cash revenue received on leased equipment                          (62,168)              (20,723)
  Non-cash interest expense for obligation for leased
    equipment                                                             41,524                     -

Changes in assets and liabilities:
(Increase) decrease in assets:
  Accounts receivable                                                    186,945                98,650
  Inventory                                                            1,430,481              (868,638)
  Prepaid expenses and other current assets                              (11,857)              (50,566)
  Deposits                                                                 8,739              (110,442)

Increase (decrease) in liabilities:
  Accounts payable and accrued expenses                                 (265,108)             (381,744)
  Interest payable                                                       (41,241)               45,934
  Royalty payable                                                         50,000                25,000
  Estimated liabilities under warranties                                  24,849                75,000
  Other current liabilities                                              (19,045)               (7,500)
                                                            --------------------   -------------------
  Total adjustments                                                    1,623,673            (1,059,754)
                                                            -------------------   -------------------
  Net cash provided by (used for) operating activities                 1,205,402            (1,743,091)
                                                            -------------------   -------------------
Cash flows used for investing activities:
  Acquisition of fixed assets                                             (3,471)              (13,270)
  Acquisition of intangible assets                                       (50,000)              (25,000)
                                                            -------------------   -------------------
  Net cash used for investing activities                              $  (53,471)           $  (38,270)
                                                            -------------------   -------------------


The  accompanying  notes form an  integral  part of the  condensed  consolidated financial statements.


Intraop Medical, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited) (Continuted)
---------------------------------------------------------------------------------------------------------------


                                                                         Three Months Ended December 31,
                                                                          2004
                                                                    Restated, Note 9               2003
                                                                  --------------------    ---------------------
Cash flows provided by (used for) financing activities:
  Proceeds from note payable - other                                         1,207,500                  876,250
  Payments on note payable - related party                                     (50,000)                       -
  Payments on note payable - other, net discounts                           (2,095,700)                 (67,517)
  Proceeds from obligation for leased equipment                                      -                1,230,685
  Proceeds from note payable - related party                                         -                   25,000
  Proceeds from issuance of common stock                                             -                   11,250
                                                                  --------------------    ---------------------

    Net cash provided by (used for) financing activities                      (938,200)               2,075,668
                                                                  --------------------    ---------------------

Net increase in cash                                                           213,731                  294,307

Cash, beginning of period                                                      119,475                   31,012
                                                                  --------------------    ---------------------

Cash, end of period                                               $            333,206    $             325,319
                                                                  ====================    =====================

Supplemental disclosure of cash flow information:

  Interest paid                                                   $            354,015    $              66,729
                                                                  ====================    =====================

  Income taxes paid                                               $                  -    $                   -
                                                                  ====================    =====================


Supplemental disclosure of non-cash investing and financing activities:

  Inventory converted to leased equipment                         $              1,137    $           1,008,172
                                                                  ====================    =====================

  Property and equipment, at book value, converted to inventory   $              6,620    $                   -
                                                                  ====================    =====================

  Proceeds of product financing directly remitted to vendor       $            525,000    $                   -
                                                                  ====================    =====================

  Accounts payable converted to notes payable                     $            186,185    $                   -
                                                                  ====================    =====================


The  accompanying  notes form an  integral  part of the  condensed  consolidated financial statements.


INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION:

                  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions under Regulations SB and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. These condensed consolidated financial statements and related notes should be read in conjunction with the Company's audited consolidated financial statements for the fiscal years ended September 30, 2004 and September 30, 2003 included as a part of this filing and in the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the consolidated financial position of the Company as of December 31, 2004, and the results of operations and cash flows for the three-month periods ended December 31, 2004 and 2003. The results of operations for the three months ended December 31, 2004 are not necessarily indicative of the results, which may be expected for the entire fiscal year.

         RESTATEMENTS:

                  In mid-July 2005, and in consultation with our independent registered public accounting firm, Stonefield Josephson, Inc., we determined that certain restatements to these financials statements were needed to correctly account for i) certain liabilities related to product financing, including interest thereon, previously reported only as commitments and contingencies in the footnotes to these financial statements,
                  ii) the value of options  granted  during those  periods,  and
                  iii) the misclassification of certain short term deposits as non-current assets. See Note 9 for a full discussion of these restatements. These financial statements have been prepared in accordance with the restatements and as if such restatements were in effect from the inception of the restated transactions.

         FORMATION AND BUSINESS OF THE COMPANY:

                  Intraop Medical, Inc. (the Company) was incorporated in Delaware in March 1993 to develop, manufacture, market, and service mobile electron beam treatment systems designed for intraoperative radiotherapy (IORT). IORT is the application of radiation directly to a cancerous tumor and/or tumor bed during surgery. In July 1998, the Company obtained FDA 510k clearance on its initial product, the "Mobetron".

         BASIS OF CONSOLIDATION:

                  The unaudited condensed consolidated financial statements include the accounts of Intraop Medical, Inc. and its wholly owned subsidiaries Intraop Medical Services, Inc. and Intraop Medical Services Louisville, LLC. All significant intercompany balances and transactions have been eliminated in preparation of the unaudited condensed consolidated financial statements.

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         REVENUE RECOGNITION:

                  Revenue is recognized when earned in accordance with applicable accounting standards, including Staff Accounting Bulletins 104, "Revenue Recognition in Financial Statements" ("SAB 104"), and the interpretive guidance issued by the Securities and Exchange commission and EITF issue number 00-21, "Accounting for Revenue Arrangements with Multiple Elements", of the FASB's Emerging Task Force. Revenue is
                  generated from machine sales, leasing of machines, installations, and maintenance.

                  Machine sales and installation revenue are recognized upon shipment, installation, or final customer acceptance, depending on specific contract terms, provided any remaining obligations are inconsequential or perfunctory and collection of resulting receivable is deemed probable. Revenue from maintenance is recognized as services are completed or over the term of the maintenance agreements. Revenue from the leasing of machines is recognized over the term of the lease agreements.

                  During the three months ended December 31, 2004 and 2003, the Company recognized revenue on service contracts to two institutions for the service of Mobetrons at the customer site. The customer paid for a one-year service contract for which they receive warranty-level labor and a credit for a certain contracted dollar amount of service-related parts. On each contract, the Company recorded a liability for parts equal to the amount of the parts credit contracted for by the customer with the remainder of the contract price recorded as labor-related service contract liability. The labor-related portion, which has been approximately equal to the Company's standard warranty estimate for new machines, has been adequate to meet service contract expenses.

         BASIC AND DILUTED LOSS PER SHARE:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the amount that would have resulted if certain dilutive potential common stock had been issued. Because the Company has experienced losses from inception, the convertible notes payable described in Note 4 are anti-dilutive. Therefore, such notes do not impact the weighted average number of common shares outstanding reported in the accompanying statement of operations. For the three months ended December 31, 2004 and 2003, potential equivalent shares excluded from the calculation of diluted earnings per share, as their effect is not dilutive, include stock options, warrants, convertible notes, and convertible preferred stock of 8,108,928 and 7,994,358, respectively.

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):


         STOCK-BASED COMPENSATION:

                  The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options.

                  Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees are valued using the Black-Scholes pricing model and expensed over the period services are provided.

                  In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's consolidated financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after
                  December 15, 2002. The Company adopted the disclosure requirements in the first quarter of fiscal year 2003.

                  The Company accounts for its stock option plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, except when options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant.

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         STOCK-BASED COMPENSATION (CONTINUED):

                  The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to Stock-Based Employee Compensation.



                                                                Three months ended December 31,
                                                                     2004
                                                                  Restated,
                                                                    Note 10             2003
                                                                ---------------    --------------
                 Net loss available to common
                    shareholders as reported                       $ (564,458)         $ (829,524)

                 Compensation  recognized under APB 25                       -                  -

                 Compensation  recognized under SFAS 123              (47,637)            (16,319)
                                                                ---------------    --------------

                 Pro-forma net loss available to common
                    shareholders                                   $ (612,115)         $ (845,843)
                                                                ===============    ==============

                 Net loss per share:
                 Basic and diluted -- as reported                  $    (0.06)         $    (0.12)
                                                                ===============    ==============

                 Basic and diluted -- pro-forma                    $    (0.07)         $    (0.13)
                                                                ===============    ==============

                  For grants in 2004 and 2003, the following assumptions were used: (i) no expected dividends,(ii) a risk-free interest rate of between 3.11% to 4.10% and between 2.61% to 4.16% during the three months ended December 31, 2004 and 2003, respectively; (iii) expected volatility of 42.68% and 0.01% during the three months ended December 31, 2004 and 2003, respectively, and (iv) an expected life of 4 to 10 years or the stated life of the option for options granted in 2004 and 2003. The fair value was determined using the Black-Scholes option-pricing model.

                  The estimated fair value of grants of stock options and warrants to non-employees of the Company is charged to expense in the condensed consolidated financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

(2)      GOING CONCERN:

         The accompanying unaudited condensed consolidated financial statements have been prepared on a going-concern basis in accordance with accounting principles generally accepted in the United States of America. As shown in the unaudited condensed consolidated financial statements, the Company has incurred substantial losses of $418,272 and $683,337 during the three months ended December 31, 2004 and 2003, respectively. The Company has working capital deficit of $7,803,639 as of December 31, 2004, and significant borrowings from notes payable and other amounts due and/or past due and an accumulated deficit of $15,552,287 at

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(2)      GOING CONCERN (CONTINUED):

         December 31, 2004. The Company must raise additional working capital in order to continue as a going concern. Management believes it will be able to obtain such capital through additional debt or equity investments. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


(3)      RECENT ACCOUNTING PRONOUNCEMENTS:

         In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of EITF 03-1 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

         In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS 152)". The amendments made by Statement 152 amend FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and
         (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(3)      RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

         In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

         In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(3)      RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

         In March 2005, the FASB issued Staff Accounting Bulletin No. 107 ("SAB 107") which provides additional guidance to the new stock option expensing provisions under SFAS 123(R). SAB 107 acknowledges that fair value estimates cannot predict actual future events and as long as the estimates are made in good faith, they will not be subsequently questioned no matter what the actual outcome. Historical volatility should be measured on an unweighted basis over a period equal to or longer than the expected option term or contractual term, depending on the option-pricing model that is used. Implied volatility is based on the market prices of a company's traded options or other financial instruments with option-like features, and is derived by entering the market price of the traded option into a closed-form model and solving for the volatility input. SAB 107 provides additional guidance for companies when estimating an option's expected term. In general, companies are not allowed to consider additional term reduction and the option term cannot be shorter than the vesting period. Companies are permitted to use historical stock option exercise experience to estimate expected term if it represents the best estimate for future exercise patterns. SAB 107 provides that companies should enhance MD&A disclosures related to equity compensation subsequent to adoption of Statement 123(R). SAB 107 provided that companies should provide all disclosures required by Statement 123 (R) in the first 10-Q filed after adoption of the new rules.

         In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions--FSP FAS 109-1, Application of SFAS Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.


(4)      NOTES PAYABLE:

         A summary is as follows as of December 31, 2004:



                 Notes payable, related parties                 $ 1,007,425
                                                        ====================

                 Convertible notes                                  775,000
                 Other convertible notes                            958,357
                 Other notes                                      4,101,526
                                                        --------------------
                                                                $ 5,834,883
                                                        ====================

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(4)      NOTES PAYABLE (CONTINUED):

         NOTES PAYABLE, RELATED PARTIES:

                  Notes payable to related parties of $1,007,425 at December 31, 2004, include notes issued to various officers, directors, and stockholders of the Company. The notes are due on demand and bear interest between 9% and 10% per annum, payable quarterly unless otherwise specified by each holder. Included in the total is $175,000 at December 31, 2004, which represents promissory notes under the Company's Promissory Note Program, described below, and for which these note holders received warrants to purchase common stock under the Promissory Note Program. Also included in the total is $25,000 at December 31, 2004, which represents bridge notes under the Company's Convertible Note Program.

         CONVERTIBLE NOTES:

                  In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments". This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible.

                  Convertible notes relate to notes issued under the Company's Promissory Note Program. The notes are convertible to Company common stock at $1.25 per share at the option of the note holders. The notes are current and bear interest at 9% per annum payable quarterly. The principal balance outstanding under the notes is $775,000 (excluding $175,000 due to related parties) at December 31, 2004.



                  In fiscal year 2003, the Company elected to extend the maturity of the convertible notes from March 1, 2003, to March 1, 2004, for which the Company issued 84,000 warrants at a strike price of $1.25 per share to the note holders as per the terms of the program. The related effect to the discount is immaterial to the accompanying condensed consolidated financial statements.

                           In fiscal year 2004, in  anticipation of the maturity
                  of their notes on March 1, 2004, holders of $275,000 (excluding $30,000 due to existing related parties and $50,000 reclassified to related parties during fiscal 2004) of face value of Promissory Notes under the Company's Promissory Note Program agreed to extend the maturity, and subject to the closing of the Company's planned merger with Intraop Medical Corporation, to convert their notes into common stock at $1.25 per share, while holders of $650,000 and $100,000 (excluding $95,000 due to related parties) of face value of Promissory Notes agreed to extend their notes until June 1, 2004, and September 1, 2004, respectively. In exchange for their agreement to convert or extend their Promissory Notes, the Company issued 240,000 warrants (including warrants issued to related parties) at a strike price of $1.25 per share to these note holders. The remaining holders or $300,000 of Promissory notes elected not to either convert or extend, and these Promissory notes were repaid between March 25 and March 31, 2004.

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(4)      NOTES PAYABLE (CONTINUED):

         CONVERTIBLE NOTES (CONTINUED):


                  In June 2004 and September 2004, the Company was unable to pay at maturity $650,000 and $100,000 (excluding $95,000 due to related parties), respectively, of face value of notes under its Promissory Notes Program. The Company has contacted the note holders and is working towards resolution of this event; however, no assurance can be given that the note holders will continue to grant forbearance. During the three months ended December 31, 2004, the Company repaid $250,000 ($0 to related parties) of the notes which matured June 30, 2004.


         OTHER CONVERTIBLE NOTES:

                  Other Convertible notes relate to notes issued under the Company's Convertible Note Program, which the Company began in October 2003 in anticipation of its planned merger with Intraop Medical Corporation. Other Convertible notes are convertible to Company common stock at $1.50 per share at the option of the note holders; however, such notes, including any accrued interest, will automatically convert to Company common stock at between $1.00 and $1.50 per share based on the terms and attainment of its next round of equity financing. The notes are current and bear interest at 8% per annum and are due in full including all accrued interest on March 31, 2005. Noteholders purchased $332,500 of Notes the Company's Convertible Note Program during the three months ended December 31, 2004. Additionally, during the three months ended December 31, 2004, a creditor to the company agreed to convert $15,000 of Company accounts payable to a note under the program. As of December 31, 2004, the principal balance outstanding under the notes is $958,357 (excluding $25,000 owed to related parties).

         OTHER NOTES:

                  The Company converted outstanding accounts payable balances into unsecured notes payable during fiscal year 2003. These unsecured notes payable accrue interest at rates between 5% and 6%. As of December 31, 2004, the principal balance outstanding under this note is $5,343.


                  The Company has a note payable to a former director of $50,000. This note is due on demand and bears interest at 9% per annum, payable quarterly unless otherwise specified by the holder.

o In March 2004, the Company borrowed $3,000,000 from a financial institution. The note bears interest at 21% per annum. Interest is due monthly while principal is due in a lump sum at the maturity of the note in March 2005. Certain non-refundable loan fees, including amounts paid to an intermediary, were also paid in relation to this note in the amount of $625,000, which were capitalized on the books of the Company and will be amortized into interest expense ratably over the term of the note. The loan is secured by a lien on all of the assets of the Company. In addition, the Company issued 2,400,000

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(4)      NOTES PAYABLE (CONTINUED):


         OTHER NOTES (CONTINUED):

                  shares of its common stock to the lender as security for the note "Collateral Shares", which the company estimated had a fair market value of $1.25 per share. So long as an event of default under the agreement has not occurred, the Company retains voting rights over the Collateral Shares and the lender is not permitted to sell the Collateral Shares. Additionally, the Company prepaid seven months of interest in the amount of $367,500, which was applied to the note balance. The note may be prepaid in full at any time without penalty. The Company has the option to extend the note for one year by paying certain fees to the lender.

                  During November 2004, the Company entered into a factoring agreement under which it borrowed from a financial institution. The agreement was secured by a pledge of the Company's equipment and sales contract related to the Company's sale of a Mobetron system to a foreign customer. The factoring agreement bears interest of $583 per day on the factored amount, which may be prepaid any time and is due when payment is made from the Company's customer. As of December 31, 2004, the principal balance outstanding under this note is $875,000.

                  During the three months ended December 31, 2004, the Company executed a non-interest bearing promissory note for a principal amount of $171,183 in full settlement of all amounts outstanding under a Manufacturing and Distribution Agreement with Siemens Medical Systems, Inc. ("Siemens") originally entered into on October 7, 1997. The note was due on December 31, 2004, but was not repaid. As a result of the non-payment the Company incurred a fee in the amount of two percent of the outstanding principal balance and the note began accruing interest at 9% per annum.

(5)      PRODUCT FINANCE TRANSACTIONS:

         In October  2004,  the Company  entered  into an  inventory  repurchase agreement with a financial institution (the "Inventory Repurchase Agreement"). Under the terms of the agreement, the financial institution placed an order for a Mobetron (the "Financed Mobetron") with CDS Engineering LLC ("CDS") and gave a deposit to CDS of $525,000 towards the purchase of that Mobetron. Per agreement between the Company and CDS, the deposit was used to start the manufacture of the Company's next three Mobetron systems. Under the terms of the agreement between the Company and the financial institution the Company is obligated to repurchase the Financed Mobetron from the financial institution prior to taking delivery of any other Mobetron systems from CDS. The Company recorded the transaction as a liability related to product financing and a corresponding deposit with CDS. In addition, the Company agreed to pay interest on the deposited amount at a rate of $144 per day until the Company repurchases the unit from the financial institution. As a further inducement, the Company further agreed to certain piggyback registration rights for 100,000 shares of the Company's common stock owned by the financial institution. At December 31, 2004, the outstanding liability is $525,000.

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(6)      RELATED PARTY TRANSACTION:

         SCHONBERG RADIATION CORPORATION
         -------------------------------
         One of the Company's stockholders is a former director, officer, and stockholder of Schonberg Radiation Corporation (SRC). SRC granted the Company an exclusive license to certain technology related to medical applications of the linear accelerator used in the Company's products. The license agreement provides for a payment of $25,000 upon delivery of each of the first 20 accelerators. After the payments have been made, there are no additional license payments under this agreement, and the Company has the right to obtain proprietary information for the manufacture of these accelerators. As of December 31, 2004, $200,000 was accrued.
         Prior to receiving regulatory approval to market its Mobetron product, the Company expensed $25,000 of license payments. After receiving regulatory approval, the Company has capitalized these payments as they are made and amortized the related asset over a seven-year estimated useful life from the date of regulatory approval. At December 31, 2004, $300,000 has been capitalized with accumulated amortization of $197,902 and is included in intangible assets.


(7)      SEGMENT INFORMATION:

         Net revenues by geographic area are presented based upon the country of destination. No other foreign country represented 10% or more of net revenues for the three-month periods presented. Net revenues by geographic area were as follows:


                                               December 31,                December 31,
                                                   2004                        2003
                                           ----------------------    ----------------------
                  Spain                                41,310               $          -
                  Poland                                  900                      6,710
                  Netherlands                          62,168                     20,724
                  Italy                               945,455                          -
                  United States                     1,311,131                    113,358
                                           ----------------------    ----------------------
                  Total Revenue                 $   2,360,964               $    140,972
                                           ======================    ======================

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(7)      SEGMENT INFORMATION (CONTINUED):


         Long lived assets includes property and equipment,  intangible  assets,
         and  leased   equipment   each  net  of  applicable   depreciation   or
         amortization resides in the following countries December 31, 2004.

                   Netherlands              $        788,665
                   United States                     275,991
                                            ----------------
                  Total                     $      1,064,656
                                            ================



(8)      SUBSEQUENT EVENTS:

         In February 2005, SRC agreed to sell and transfer to the Company all right, title and interest to the linear accelerator technology previously licensed to the Company. In exchange for these rights, the Company agreed to convert outstanding accounts payables balances of $40,000 and $50,000 of royalty payable due SRC to note under its Convertible Note Program (see Note 4) and further agreed to repay the remaining $150,000 of royalty payable to SRC at certain dates in the future.

         Subsequent to December 31, 2004, the Company repaid $75,000 to a related party under its Promissory Note Program and sold $75,000 of notes to that same party under its Convertible Notes Program.

         Subsequent to December 31, 2004, the Company received additional cash proceeds of $240,000 under its Convertible Notes Program, excluding $75,000 from a related as described in this footnote above.

         Subsequent to December 31, 2004, the Company agreed to convert $31,837 in accounts payable to notes payable under its Convertible Notes Program.

         Subsequent to December 31, 2004, the Company borrowed on an unsecured basis and subsequently repaid $52,500 from a financial institution. The interest rate on the note was 12% per annum and as a further inducement to issue the note, the Company granted the lender warrants for 20,000 shares of the Company's common stock at $1.25 per share.

         Subsequent to December 31, 2004, the Company's customer in Netherlands notified the Company that the customer will exercise its option to terminate its lease for the Company's equipment and require the Company to reimburse the customer for the prepayment amount that the customer is required to make to the leasing company. The lease termination and subsequent repayment is expected to occur on or about September 1, 2005 at which time title to the equipment will revert to the Company.

         In January 2005, the Company fully repaid $875,000 of principal plus accrued interest under a factoring agreement entered into by the Company on November 2004 (see Note 4).

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(8)      SUBSEQUENT EVENTS (CONTINUED):

         In January 2005, the Company entered into an inventory repurchase agreement with a financial institution. Under the terms of the agreement, the financial institution placed an order for a Mobetron (the "Second Financed Mobetron") with CDS and gave a deposit to CDS of $540,000 towards the purchase of that Mobetron. Per agreement between the Company and CDS, the deposit was used to start the build of an additional three Mobetron systems. Under the terms of the agreement between the Company and the financial institution, the Company is obligated to repurchase the Second Financed Mobetron from the financial institution prior to taking delivery of any other Mobetron systems from CDS except the Financed Mobetron. In addition, the Company agreed to pay interest on the financed deposited amount at a rate of $148 per day until the Company repurchases the unit from the financial institution. As a further inducement, the Company also agreed to grant the financial institution a warrant for 43,200 shares of its common stock at an exercise price of $1.25 per share.

         Subsequent to December 31, 2004, the Company entered into a factoring agreement under which it borrowed $1,060,000 from a financial institution on a secured basis. The factoring agreement bears interest of $707 per day on the factored amount which may be prepaid at any time.

         On March 9, 2005, the Company completed its merger with Intraop Medical Corporation per the terms of the Merger Agreement.

         In March 2005, the Company paid a fee of $210,000 to extend to March 2006 the maturity of a $3,000,000 note from a financial institution originally borrowed in March 2004 (See Note 4).

         In April 2005 the Company borrowed and repaid $73,000 from an officer and director of the Company. The loan was unsecured and bore interest at 9% per annum.

         In April 2005, the Company entered into an inventory repurchase agreement with a financial institution. Under the terms of the agreement, the financial institution placed an order for a Mobetron (the "Third Financed Mobetron") with the Company and gave a deposit to the Company of $562,000 towards the purchase of that Mobetron. Under the terms of the agreement between the Company and the financial institution the Company is obligated to repurchase the Third Financed Mobetron from the financial institution prior to taking delivery of any other Mobetron systems from CDS except the Financed Mobetron or the Second Financed Mobetron. In addition, the Company agreed to pay interest on the financed amount at a rate of $154 per day until the Company repurchases the unit from the financial institution. As a further inducement, the Company also agreed to grant the financial institution a warrant for 44,960 shares of its common stock at an exercise price of $1.25 per share.

INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(9)      RESTATEMENTS:

         In mid-July 2005, and in consultation with our independent registered public accounting firm, Stonefield Josephson, Inc., we determined that certain restatements to these financials statements were needed to correctly account for i) certain liabilities related to product financing, including interest thereon, previously reported only as commitments and contingencies in the footnotes to these financial statements, ii) the value of options granted during those periods, and
         iii) the misclassification of certain short term deposits as non-current assets. These financial statements have been prepared in accordance with those restatements and as if such restatements were in effect from the inception of the restated transactions.

         The results of these restatements, as more fully described below are:


                                                   Three Months Ended December 31, 2004
                                               Previously
                                                 Reported    Adjustments    Notes       Restated
                                          -------------------------------------------------------
Statement of Operations:
  General and administrative                 $    303,843      $   9,050       (b)     $ 312,893
  Total operating expenses                        523,079          9,050       (b)       532,129
  Loss from operations                            (29,900)        (9,050)      (b)       (38,950)
  Interest expense                               (366,806)       (12,515)      (a)      (379,321)
  Net loss                                       (396,706)       (21,565)   (a)(b)      (418,271)
  Net loss available to
     common shareholders                     $   (542,893)     $ (21,565)   (a)(b)     $(564,458)


                                                         As of December 31, 2004
                                               Previously
                                                 Reported    Adjustments    Notes       Restated
                                          -------------------------------------------------------
Balance Sheet:
  Deposits (current assets)                  $          -      $ 642,675    (a)(c)     $ 642,675
  Total current assets                          2,072,336        642,675    (a)(c)     2,715,011
  Deposits (non-current assets)                 $ 117,675       (117,675)      (c)  $          -
  Liability related to product financing                -        525,000       (a)       525,000
  Interest payable                                122,510         12,515       (a)       135,025
  Total liabilities, all current                9,981,134        537,516       (a)    10,518,650
  Additional paid-in capital                    8,940,380          9,050       (b)     8,949,430
  Accumulated deficit                         (15,530,721)       (21,565)   (a)(b)   (15,552,286)
 Total stockholders' deficit                 $ (6,726,467)     $ (12,515)      (a)  $ (6,738,982)


INTRAOP MEDICAL, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------
(9)      RESTATEMENTS (CONTINUED):

         (a) PRODUCT FINANCE TRANSACTIONS:

         The Inventory Repurchase Agreement discussed in NOTE 5 to these financial statements was previously reported only in footnotes to the financial statements and was not recorded on the books of Company, nor did the Company recognize interest expense related to this Agreement. These restated financial statements now include the Inventory Repurchase Agreement as a liability related to product financing, and interest expense related to this transactions has been accrued as more fully described in Note 5 above. At December 31, 2004 and for the three months ended December 31, 2004, this restatement resulted at in i) an increase of interest expense and interest payable of $12,515, and ii) an increase in liability related to product financing of $525,000 and a corresponding increase to deposits.

         (b) RESTATEMENT OF THE VALUE OF OPTIONS GRANTED:

         During the three months ended December 31, 2004, the company granted options to purchase the Company's common stock to certain affiliates of the Company for services rendered. The Company previously recorded an option expense of $11,599 based on the fair value of those options determined using the Black-Scholes option-pricing model and assuming
         (i) no expected dividends; (ii) a risk-free interest rate of between 4.10% to 4.16%; (iii) expected volatility of 0.01%, and (iv) an expected life equal to the stated life of the option.

         Subsequently, the Company determined that an estimated volatility of 42.68% should have been used, and the Company re-computed a restated value for the options of $20,650. This change in the value of the options resulted, at December 31, 2004 and for the three months ended December 31, 2004, in an increase in general and administrative expense and a corresponding increase in additional paid in capital of $9,051.

         Similarly, during the three months ended December 31, 2004, the Company granted options for purchase of the Company's common stock to certain of its officers and directors. The Company accounts for such options under APB 25 (See Note 1, Stock Based Compensation), and since the Company determined that the options had an exercise price greater than the value of the underlying common stock on the date of the grant, no compensation expense was recorded for these options, either as previously reported or as restated. However, had the Company recognized this compensation under SFAS 123, and assuming the estimated volatility of 42.68%, the restated compensation reported for these options would have been $47,637 vs. the previously reported value of $18,683, in each case using the Black-Scholes option pricing model to determine the fair value of the options and assuming (i) no expected dividends; (ii) a risk-free interest rate ranging from 3.11% to 4.10%; and (iii) an expected life of 4 to 10 years or the stated life of the option. Note 1, Stock Based Compensation, reflects this restatement.

         (c) MISCLASSIFICATION OF DEPOSITS

         The Company previously erroneously classified $117,675 of short term deposits as non-current assets. These effect of the change is a reclassification of $117,675 of deposits from non-current assets to current assets.

INTRAOP MEDICAL, INC.
TABLE OF CONTENTS
CONSOLIDATED FINANCIAL STATEMENTS
YEARS  ENDED SEPTEMBER 30, 2004 AND 2003
--------------------------------------------------------------------------------




                                                                    PAGE
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM                                               24

FINANCIAL STATEMENTS:
  Consolidated Balance Sheet                                       25 - 26
  Consolidated Statements of Operations                                 27
  Consolidated Statements of Shareholders' Deficit                 28 - 29
  Consolidated Statements of Cash Flows                            30 - 32
  Notes to Consolidated Financial Statements                       33 - 56

             Report of Independent Registered Public Accounting Firm




Board of Directors
Intraop Medical, Inc.
Santa Clara, California


We have audited the accompanying consolidated balance sheet of Intraop Medical, Inc. as of September 30, 2004, and the related consolidated statements of operations and shareholders' deficit and cash flows for the years ended September 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intraop Medical, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the years ended September 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered significant recurring losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.


CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California
October 15, 2004

INTRAOP MEDICAL, INC.
CONSOLIDATED BALANCE SHEET:
-----------------------------------------------------------------------------------------------
                                                                                September 30,
                                                                                     2004
                                                                            -------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                        $   119,475
  Accounts receivable                                                                1,134,296
  Inventory                                                                          1,966,266
  Prepaid expenses and other current assets                                            394,904
                                                                            -------------------
         Total current assets                                                        3,614,941
                                                                            -------------------
PROPERTY AND EQUIPMENT,
  net of accumulated depreciation                                                       77,082

LEASED EQUIPMENT
   net of accumulated depreciation                                                     840,045

OTHER ASSETS:
  Intangible assets,
     net of accumulated amortization                                                   203,193
  Deposits                                                                             126,414
                                                                            -------------------
TOTAL ASSETS                                                                      $  4,861,675
                                                                            ===================
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                          $  1,295,778
   Notes payable, related parties                                                    1,057,425
   Notes payable, other                                                              6,536,898
   Obligation for Leased Equipment                                                   1,152,312
   Interest payable                                                                    176,267
   Royalty payable                                                                     150,000
   Advances, including $438,000 from shareholders                                      598,000
   Sales tax payable                                                                    58,950
   Estimated liability under warranties                                                117,985
   Other current liabilities                                                            59,420
                                                                            -------------------
         Total current liabilities                                                  11,203,035
                                                                            -------------------

The  accompanying  notes form an integral part of these  consolidated  financial statements.

INTRAOP MEDICAL, INC.
CONSOLIDATED BALANCE SHEET (CONTINUED)
-------------------------------------------------------------------------------------------------------
                                                                                        September 30,
                                                                                             2004
                                                                                     ------------------
COMMITMENTS AND CONTINGENCIES                                                             $         -

STOCKHOLDERS' DEFICIT:
  Convertible preferred stock, $0.001 par value:
       Series 1 authorized shares - 600,000,
         issued and outstanding shares - 507,000,
         liquidation value $253,000
                                                                                                  507
       Series 2 authorized shares - 2,000,000,
         issued and outstanding  shares -
         1,584,750, liquidation value $1,584,750
                                                                                                1,585
       Series 3 authorized shares  -1,000,000,
         issued and outstanding  shares -
         997,017, liquidation value $1,495,526
                                                                                                  997
       Series 4 authorized shares - 2,000,000,
         issued and outstanding  shares -
         1,590,000, liquidation value $3,975,583
                                                                                                1,590
  Common stock, $0.001 par value:
       Authorized shares - 22,000,000,
        issued and outstanding - 9,195,925
                                                                                                9,195
  Additional paid-in capital                                                                 8,928,781
  Treasury stock, at cost, 600,000 shares at $.25 per share                                  (150,000)
  Accumulated deficit                                                                     (15,134,015)
                                                                                     ------------------
          Total stockholders' deficit                                                      (6,341,360)
                                                                                     ------------------
                                                                                          $ 4,861,675
                                                                                     ==================



The  accompanying  notes form an integral part of these  consolidated  financial statements.

INTRAOP MEDICAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------

                                                             Year Ended               Year Ended
                                                            September 30,           September 30,
                                                                2004                     2003
                                                         -------------------     --------------------
REVENUE                                                  $         1,992,705              $ 1,366,699

COST OF REVENUE                                                    1,786,661                1,215,713
                                                         -------------------     --------------------
GROSS PROFIT                                                         206,044                  150,986
                                                         -------------------     --------------------
OPERATING EXPENSES:
  Research and development                                           436,506                  498,342
  General and administrative                                       1,685,042                  637,530
  Sales and marketing                                                498,178                  434,458
                                                         -------------------     --------------------
          Total operating expenses                                 2,619,726                1,570,330
                                                         -------------------     --------------------
LOSS FROM OPERATIONS                                             (2,413,682)               (1,419,344)
                                                         -------------------     --------------------
OTHER INCOME (EXPENSE):
  Miscellaneous                                                            -                      500
  Interest expense, net of $ - and
    $108 of interest income                                       (1,002,897)                (232,563)
                                                         -------------------     --------------------
          Total other expense                                     (1,002,897)                (232,063)
                                                         -------------------     --------------------
NET LOSS                                                          (3,416,579)              (1,651,407)

UNDECLARED DIVIDEND ACCUMULATED ON
  CUMULATIVE PREFERRED STOCK                                         584,749                  584,749
                                                         -------------------     --------------------
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS                $        (4,001,328)             $(2,236,156)
                                                         ===================     ====================
NET LOSS PER SHARE AVAILABLE TO
  COMMON SHAREHOLDERS                                    $             (0.50)             $     (0.34)
                                                         ===================     ====================
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING (BASIC AND DILUTED)                                  8,023,152                6,660,726
                                                         ===================     ====================


The accompanying notes form an integral part of these consolidated financial statements.


INTRAOP MEDICAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED SEPTEMBER 30, 2004 AND 2003
--------------------------------------------------------------------------------------------
                                                CONVERTIBLE
                                             PREFERRED STOCK              COMMON STOCK
                                         -----------------------    -----------------------
                                           SHARES        AMOUNT       SHARES        AMOUNT
                                         ----------     --------    ---------     ---------
 Balance  at September 30, 2002           4,578,767     $  4,579    6,807,675     $   6,808

   Issuance of Series 4 preferred
     stock at $2.50 per share               100,000          100             -            -
   Issuance of common stock
     at $1.25 per share                           -            -      200,000           200
   Exercise of options for common
     stock at $0.80 per share                     -            -        5,000             4
   Cancellation of stock receivable               -            -     (331,750)         (332)
   Stock compensation for options
     granted to non-employees                     -            -            -             -
   Relative fair value of warrant
     related to convertible notes                 -            -            -             -
   Expense for warrants granted to
     non-employees                                -            -            -             -
   Net loss                                       -            -            -             -
                                         -----------    ---------   ---------     ---------
 Balance  at September 30, 2003           4,678,767      $ 4,679    6,680,925     $   6,680




INTRAOP MEDICAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED SEPTEMBER 30, 2004 AND 2003
(CONTINUED)
------------------------------------------------------------------------------------------------------------------------


                                          ADDITIONAL        STOCK
                                            PAID-IN      SUBSCRIPTION       TREASURY       ACCUMULATED
                                            CAPITAL      RECEIVABLES         STOCK           DEFICIT           TOTAL
                                         ------------    ------------     -----------    --------------    -------------

 Balance  at September 30, 2002             8,411,989       (165,875)       (150,000)      (10,066,029)       (1,958,528)
   Issuance of Series 4 preferred
     stock at $2.50 per share                 249,900              -               -                 -           250,000
   Issuance of common stock
     at $1.25 per share                       249,800              -               -                 -           250,000
   Exercise of options for common
     stock at $0.80 per share                   3,996              -               -                 -             4,000
   Cancellation of stock receivable          (165,543)       165,875               -                 -                 -
   Stock compensation for options
     granted to non-employees                     778              -               -                 -               778
   Relative fair value of warrant
     related to convertible notes               1,752              -               -                 -             1,752
   Expense for warrants granted to
     non-employees                              1,520              -               -                 -            1,520
   Net loss                                         -              -               -        (1,651,407)       (1,651,407)
                                         ------------    -----------     -----------     -------------     -------------
 Balance  at September 30, 2003            $8,754,192    $         -     $  (150,000)      (11,717,436)     $(3,101,885)

The accompanying notes form an integral part of these consolidated financial statements.



INTRAOP MEDICAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED SEPTEMBER 30, 2004 AND 2003
(CONTINUED)
---------------------------------------------------------------------------------------------

                                                   CONVERTIBLE
                                                PREFERRED STOCK            COMMON STOCK
                                             ----------------------    ----------------------
                                              SHARES       AMOUNT       SHARES       AMOUNT
                                             ----------   ---------    ---------     --------

Balance  at September 30, 2003               4,678,767       4,679     6,680,925       6,680
   Exercise of warrants for common
     stock at $0.50 per share                        -           -       10,000           10
   Exercise of options for common
     stock at $1.25 per share                        -           -        5,000            5
   Issuance of common stock at $1.25
     as collateral for note payable                  -           -     2,400,000       2,400
   Issuance of common  stock at $1.25
     per share in exchange for cancellation of       -           -      100,000          100
     warrants.
   Stock compensation for options
     granted to non-employees                        -           -            -            -
   Relative fair value of warrant
     related  to convertible notes                   -           -            -            -
   Expense for warrants granted to
     non-employees                                   -           -            -            -
   Net loss                                          -           -            -            -
                                             ----------   ---------    ---------     --------
 Balance at September 30, 2004               4,678,767    $  4,679     9,195,925     $ 9,195
                                             ==========   =========    =========     ========

INTRAOP MEDICAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED SEPTEMBER 30, 2004 AND 2003
(CONTINUED)
--------------------------------------------------------------------------------------------------------------------------------
                                                  ADDITIONAL         STOCK
                                                    PAID-IN       SUBSCRIPTION     TREASURY       ACCUMULATED
                                                    CAPITAL       RECEIVABLES       STOCK           DEFICIT           TOTAL
                                                  ------------    ------------    -----------    --------------    -------------
Balance  at September 30, 2003                      8,754,192               -       (150,000)      (11,717,436)      (3,101,885)
   Exercise of warrants for common
     stock at $0.50 per share                           4,990               -              -                 -            5,000
   Exercise of options for common
     stock at $1.25 per share                           6,245               -              -                 -            6,250
   Issuance of common stock at $1.25
     as collateral for note payable                   (2,400)               -              -                 -                -
   Issuance of common  stock at $1.25
     per share in exchange for cancellation of        124,900               -              -                 -          125,000
     warrants.
   Stock compensation for options
     granted to non-employees                           1,489               -              -                 -            1,489
   Relative fair value of warrant
     related  to convertible notes                      1,409               -              -                 -            1,409
   Expense for warrants granted to
     non-employees                                     37,956               -              -                 -           37,956
   Net loss                                                 -               -              -       (3,416,579)       (3,416,579)
                                                  -----------    ------------    -----------    --------------    -------------
 Balance at September 30, 2004                    $ 8,928,781      $        -    $  (150,000)    $(15,134,015)     $ (6,341,630)
                                                  ===========    ============    ===========    ==============    =============


The accompanying notes form an integral part of these consolidated financial statements.

INTRAOP MEDICAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------
                                                                                 Year Ended              Year Ended
                                                                                September 30,           September 30,
                                                                                   2004                    2003
                                                                            -------------------    --------------------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net loss                                                                      $    (3,416,579)            $(1,651,407)
                                                                            -------------------    --------------------
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
  PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
    Depreciation                                                                        331,623                 150,884
    Amortization of Intangible assets                                                   154,960                  47,232
    Non-cash compensation expense for options issued                                      1,489                     778
    Amortization of note discount                                                         2,802                     359
    Non-cash compensation for warrants issued                                            37,956                   1,520
    Forgiveness of exercise price of warrants as
     compensation expense                                                               125,000                       -
    Non-cash revenue received on leased equipment                                      (207,226)                      -
  Non-cash interest expense on obligation for leased equipment                          128,853                       -

CHANGES IN ASSETS AND LIABILITIES:
  (INCREASE) DECREASE IN ASSETS:
    Accounts receivable                                                                (956,128)               (132,904)
    Inventory                                                                        (1,682,250)               (903,718)
    Prepaid expenses and other current assets                                          (354,133)                  2,357
    Decrease in on-lease assets                                                          21,408                       -
    Deposits                                                                            (15,900)               (102,514)

INCREASE (DECREASE) IN LIABILITIES:
  Accounts payable and accrued expenses                                              (1,058,778)              1,548,818
  Interest payable                                                                      190,513                  93,085
  Royalty payable                                                                        50,000                  25,000
  Advances, including advances from shareholders                                        438,000                  50,000
  Sales tax payable                                                                           -                 (17,067)
  Estimated liability under warranties                                                   87,985                   3,377
  Other current liabilities                                                             (78,775)                104,899
                                                                            -------------------    --------------------
  Total adjustments                                                                  (2,782,601)                818,814
                                                                            -------------------    --------------------
  Net cash used for operating activities                                        $    (6,199,180)            $  (832,593)
                                                                            -------------------    --------------------


The  accompanying  notes form an integral part of these  consolidated  financial statements.

INTRAOP MEDICAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
                                                                                Year Ended              Year Ended
                                                                               September 30,           September 30,
                                                                                   2004                    2003
                                                                            -------------------    -------------------
CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Acquisition of fixed assets                                               $          (27,537)    $           (68,803)
  Acquisition of intangible assets                                                     (50,000)               (264,228)
                                                                            -------------------    -------------------
  Net cash used for investing activities                                               (77,537)               (333,031)
                                                                            -------------------    -------------------
CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Proceeds from note payable - related party                                            272,000                413,000
  Proceeds from note payable - other                                                  5,918,480                797,197
  Payments on note payable - related party                                            (152,000)               (125,000)
  Payments on note payable - other                                                    (915,235)               (171,976)
  Proceeds from obligation for leased equipment                                       1,230,685                      -
  Proceeds from issuance of common stock                                                 11,250                254,000
  Proceeds from issuance of preferred stock                                                   -                250,000
  Payments on principal under capital lease obligation                                        -               (262,281)
                                                                            -------------------    -------------------
  Net cash provided by financing activities                                           6,365,180              1,154,940
                                                                            -------------------    -------------------
NET INCREASE (DECREASE) IN CASH                                                          88,463                (10,684)
CASH, beginning of year                                                                  31,012                 41,696
                                                                            -------------------    -------------------
CASH, end of year                                                           $           119,475    $            31,012
                                                                            ===================    ===================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                                             $           617,448    $           108,019
                                                                            ===================    ===================
  Income taxes paid                                                         $             4,675    $             5,025
                                                                            ===================    ===================
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:

  Stock issued as collateral                                                $         3,000,000    $                  -
                                                                            ===================    ====================
  Accounts payable converted to notes payable                               $            99,156    $                  -
                                                                            ===================    ====================
  Inventory reclassified to leased equipment                                $         1,015,101    $                  -
                                                                            ===================    ====================

  Reduction of stock subscription receivable and
    corresponding offset to common stock and additional
    paid-in capital                                                         $                 -    $            165,875
                                                                            ===================    ====================


The  accompanying  notes form an integral part of these  consolidated  financial statements.

INTRAOP MEDICAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------
                                                                                Year Ended              Year Ended
                                                                               September 30,           September 30,
                                                                                   2004                    2003
                                                                            --------------------     ------------------
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES (CONTINUED):
  Forgiveness of exercise price of warrants as
    compensation expense                                                     $          125,000      $                -
                                                                            ===================      ==================
  Conversion of accrued interest to notes payable                            $          153,343      $                -
                                                                            ===================      ===================


The accompanying notes form an integral part of these consolidated financial statements.


(1) BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

FORMATION AND BUSINESS OF THE COMPANY:

Intraop Medical, Inc. (the Company) was incorporated in Delaware in March 1993 to develop, manufacture, market, and service mobile electron beam treatment systems designed for intraoperative radiotherapy (IORT). IORT is the application of radiation directly to a cancerous tumor and/or tumor bed during surgery. In July 1998, the Company obtained FDA 510k clearance on its initial product, the "Mobetron".

BASIS OF CONSOLIDATION:

The consolidated financial statements include the accounts of Intraop Medical, Inc. and its wholly owned subsidiaries Intraop Medical Services, Inc. and Intraop Medical Services Louisville, LLC. All significant intercompany balances and transactions have been eliminated.

CASH AND CASH EQUIVALENTS:

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains the majority of its cash and cash equivalents at two major banks.

INVENTORY:

Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT:

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance, and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets as follows:

                 DESCRIPTION                      USEFUL LIFE
                 -----------                      -----------

                  Equipment                     5 years
                  Computer equipment            3 years
                  Furniture and fixtures        5 years
   LONG-LIVED ASSETS:

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 relates to assets that can be amortized and the life can be determinable. The Company reviews property and equipment and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the assets' carrying amount to future undiscounted net cash flows the assets are expected to generate. Cash flow forecasts are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the assets or their fair values, whichever is more determinable.

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED):
         LONG-LIVED ASSETS (CONTINUED):

CONCENTRATION OF CREDIT RISK:

The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

USE OF ESTIMATES:

The preparation of consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The carrying amount of cash equivalents, accounts receivable, accounts payable, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

REVENUE RECOGNITION:

Revenue is  recognized  when earned in  accordance  with  applicable  accounting standards, including Staff Accounting Bulletins 104, "Revenue Recognition in Financial Statements" ("SAB 104"), and the interpretive guidance issued by the Securities and Exchange commission and EITF issue number 00-21, "Accounting for Revenue Arrangements with Multiple Elements", of the FASB's Emerging Task Force. Revenue is generated from machine sales, leasing of machines, installations, and maintenance. Machine sales and installation revenue are recognized upon shipment, installation, or final customer acceptance, depending on specific contract terms provided any remaining obligations are inconsequential or perfunctory and collection of resulting receivable is deemed probable. Revenue from maintenance is recognized as services are completed or over the term of the maintenance agreements. Revenue from the leasing of machines is recognized over the term of the lease agreements.

During the years ended September 30, 2004 and 2003, the Company recognized revenue on service contracts to two institutions for the service of Mobetrons at the customer site. The customer paid for a one-year service contract for which they receive warranty-level labor and a credit for a certain contracted dollar amount of service-related parts. On each contract, the Company recorded a liability for parts equal to the amount of the parts credit contracted for by the customer with the remainder of the contract price recorded as labor related service contract liability. The labor related portion, which has been approximately equal to the Company's standard warranty estimate for new machines, has been adequate to meet service contract expenses.

LEASE REVENUE AND LEASING TRANSACTIONS:

Included in revenue in the year ended September 30, 2004 and September 30, 2003 is $198,000 and $216,000, respectively, in rental revenue pursuant to an operating lease that the customer entered into with the Company in September 1999. Pursuant to the terms of lease the customer exercised their fixed price option to purchase the equipment at the end of the lease in September 2004 in the amount of $237,294. This amount is also included in revenue.

Additionally, the Company delivered one of its Mobetron's to a hospital in the Netherlands in November 2003. As an equipment supplier, the Company received proceeds in the amount of $1,230,685 as sale price of the equipment from a third party leasing company, who in turn leased the equipment to the hospital pursuant to a 70 month lease. The Company has no material obligations under the lease and the lease remains an unconditional obligation of the hospital as the lessee to make payments to the leasing company as lessor for the leasing company's own account.

However, as an inducement to the hospital to enter into the lease the Company agreed in a contract with the hospital that, should the hospital decide, upon 60 days prior notice to the Company, that at end of month eighteen of its lease on May 31, 2005 that the hospital wishes to prepay the lease with the leasing company (a one-time option), that the Company would reimburse the hospital for the cost of the hospital's exercise of the prepayment option to the leasing company. Following the reimbursement by the Company to the hospital for the prepayment amount, title to the equipment would revert to the Company. The Company estimates that the amount of the refund would be approximately $1,038,338 based on the stated amount in the lease and contingent on the euro to dollar exchange rate at the time.

Because of the potential reimbursement to the hospital at month 18 of the lease, the Company retains substantial risk of ownership in the leased property, and the transaction has therefore been accounted for in accordance with SFAS 13, "Accounting for Leases", specifically paragraphs 19, 21, and 22.

Accordingly, the Company recorded the entire $1,230,685 of proceeds received from the leasing company as obligation for leased equipment, a liability on its balance sheet and accounted for the item as borrowing. In accordance with APB Opinion 21, "Interest on Receivables and Payables" paragraphs 13 and 14, the Company determined an interest rate for the obligation of 14.5% based on other debt arrangements entered into by the Company at dates closest to the inception of the obligation for leased equipment. Further, although the Company is not entitled to the cash rental payments, the Company recognized rents totaling $207,226 as revenue. A portion of each month's rental revenue is recorded as interest and included in cost of revenue with the remainder recorded as a reduction in obligation for leased equipment.

Future minimum rental income in the amount of $165,780 is due in the Company's fiscal year beginning October 1, 2005 through May 31, 2005 (the end of the Company's obligation to the hospital) and based on historic Euro to dollar exchange rates.

Correspondingly, the Company also recorded $1,015,101, the amount that the Company would otherwise have been the Company's cost of revenue for the transaction, as leased equipment on its balance sheet. The asset be depreciated on a straight line basis over the 18 month period of the Company's obligation to the hospital down to a residual value of $700,000, the estimated fair value of the leased equipment on May 31, 2005, the end of the obligation period. The depreciation expense is included in cost of revenue.








               The remainder of this page intentionally left blank

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

WARRANTY:

The warranty periods for the Company's products are generally one year from the date of shipment. The Company is responsible for warranty obligations arising from its sales and provides for an estimate of its warranty obligation at the time of sale. The Company's contract manufacturers are responsible for the costs of any manufacturing defects. Management estimates and provides a reserve for warranty upon sale of a new machine based on historical warranty repair expenses of the Company's installed base.

RESEARCH AND DEVELOPMENT COSTS:

Costs incurred for research and development, which include direct expenses and an allocation of research related overhead expenses, are expensed as incurred. The Company has not incurred significant costs for software development related to its Mobetron product.

INTANGIBLE ASSETS:

Intangible assets consist of installment payments to Schonberg Radiation Corporation for license rights to acquire their linear accelerator technology. They also include amounts paid to Siemens Medical Solutions, Oncology Care Systems Division, a division of Siemens Medical Solutions U.S.A., Inc. (collectively "Siemens") for manufacturing and design rights and design instructions and amounts paid to CDS Group Corporation, the Company's contract manufacturer of the Mobetron. The intangibles are amortized on a straight-line basis over their estimated useful lives of three to seven years.

Intangible assets also consist of a medical device approval license which has an indefinite life and therefore is not subject to amortization. The Company performs an annual evaluation for impairment for such assets. No impairment existed as of September 30, 2004.

INCOME TAXES:

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

BASIC AND DILUTED LOSS PER SHARE:

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the amount that would have resulted if certain dilutive potential common stock had been issued. Because the Company has experienced losses from inception, the convertible notes payable described in Note 8 are anti-dilutive. Therefore, such notes do no impact the weighted average number of common shares outstanding reported in the accompanying statement of operations. For the years ended September 30, 2004 and 2003, potential equivalent shares excluded from the calculation of diluted earnings per share, as their effect is not dilutive, include stock options, warrants, convertible notes and convertible preferred stock of 7,944,094 and 7,405,858, respectively.

STOCK-BASED COMPENSATION:
o

The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to
Employees," and complies with the disclosure provisions of SFAS No. 123. "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options.
o

Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant no compensation expense is recognized. Options or shares awards issued to non-employees are valued using the Black-Scholes pricing model and expensed over the period services are provided.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends, SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's consolidated financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the first quarter of fiscal year 2003.

The Company accounts for its stock option plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, except when options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant.



               The remainder of this page intentionally left blank

>



(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):
         STOCK-BASED COMPENSATION (CONTINUED):


The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.


                                                                                         YEARS ENDED
                                                                                         SEPTEMBER 30,
                                                                             -------------------------------------
                                                                                   2004                  2003
                                                                             ----------------      ---------------
         Net loss available to common shareholder,
           as reported                                                       $    (4,001,328)      $    (2,236,156)

         Compensation recognized under APB 25                                              -                     -
         Compensation recognized under SFAS 123                                      (16,319)              (22,312)
                                                                             ---------------       ---------------
         Pro-forma net loss available to common
           shareholders                                                      $    (4,017,647)      $    (2,258,468)
                                                                             ===============       ===============
         Net loss per share:

           Basic and diluted - as reported                                   $         (0.50)      $         (0.34)
                                                                             ===============       ===============
           Basic and diluted - pro-forma                                     $         (0.50)      $         (0.34)
                                                                             ===============       ===============


For grants in 2004 and 2003, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate of ranging from 2.61% to 4.16% and between 2.49% to 3.73% during the years ended September 30, 2004 and 2003, respectively; (iii) expected volatility .001%, and (iv) an expected life of 4 to 10 years or the stated life of the option for options granted in 2004 and in 2003. The fair value was determined using the Black-Scholes option-pricing model.

The estimated fair value of grants of stock options and warrants to non-employees of the Company is charged to expense in the consolidated financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

(2) GOING CONCERN:

The accompanying consolidated financial statements have been prepared on a going-concern basis in accordance with accounting principles generally accepted in the United States of America. As shown in the consolidated financial statements, the Company has incurred substantial losses of $3,416,579 and $1,651,407 during the years ended September 30, 2004 and 2003, respectively. The Company has working capital deficit of $7,588,094 as of September 30, 2004, and significant notes and other amounts due and/or past due, and an accumulated deficit of $15,134,015. The Company must raise additional working capital in order to continue as a going concern. Management believes it will be able to obtain such capital through additional debt or equity investments. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(3) RECENT ACCOUNTING PRONOUNCEMENTS:


In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51". This interpretation clarifies the application of ARB No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (FIN 46R) which allowed companies with certain types of variable interest entities to defer implementation until March 31, 2004.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In May 2003,  the FASB issued SFAS No. 150,  "Accounting  for Certain  Financial
Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2003, the FASB issued  Statement of Financial  Accounting  Standards
(FAS) No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits." This standard replaces FAS-132 of the same title which was previously issued in February 1998. The revised FAS-132 was issued in response to concerns expressed by financial o statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under:
FAS-87, "Employers' Accounting for Pensions"; FAS-88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits"; and FAS-106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised FAS-132 is effective for financial statements with fiscal years ending after December 15, 2003, and for interim periods beginning after December 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.

(4) MAJOR CUSTOMER AND VENDORS:

Included in accounts receivable as of September 30, 2004, is approximately $1,120,000 due from one customer. During the year ended September 30, 2004, one customer accounted for approximately 87% of net revenues.

Included in accounts payable is approximately $287,000 owed to two suppliers at September 30, 2004. Purchases from these suppliers during the year ended September 30, 2004, totaled approximately $2,455,000.

(5) INVENTORY:

Inventory consists of the following:

   Work-in-progress                               $      1,454,835
   Finished goods                                          511,431
                                                  ----------------
                                                  $      1,966,266
                                                  ================

(6)      PROPERTY AND EQUIPMENT AND LEASED EQUIPMENT:

A summary is as follows:

 PROPERTY AND EQUIPMENT
       Equipment                                           $       137,870
       Computer equipment                                           57,198
       Furniture & fixtures                                         12,504
                                                           ---------------
                                                                   207,572
       Less accumulated depreciation                               130,490
                                                           ---------------
                                                           $        77,082
                                                           ===============
       LEASED EQUIPMENT
       Leased Equipment                                    $     1,015,101
       Less accumulated depreciation                               175,056
                                                           ---------------
                                                           $       840,045
                                                           ===============

(7) INTANGIBLE ASSETS:

A summary is as follows:

       Schonberg Radiation Corp. Tech. License             $       250,000
       Intangibles related to termination of
         agreement with Siemens:
       Manufacturing and design rights                              24,400
       Manufacturing instructions                                    8,700
       Medical device approval license                              30,000
       Intangibles related to manufacturing
         agreement with CDS                                        176,128
                                                           ---------------
       Total intangible assets                                     489,228
       Less accumulated amortization                               286,035
                                                           ---------------
       Intangible assets, net                              $       203,193
                                                           ===============
       Intangible assets subject to amortization, net      $       173,193
       Intangible assets not subject to amortization                30,000
                                                           ---------------
       Intangible assets, net                              $       203,193
                                                           ===============


              The remainder of this page intentionally left blank.

Amortization expense for intangible assets totaled approximately $154,960 and $47,232 for the years ended September 30, 2004 and 2003, respectively. Amortization expense for the next five fiscal years is estimated as follows:

                                 Fiscal Years
                                    Ending
                                  September 30,                Amount
                             ---------------------          ------------
                                     2005                    $   162,136
                                     2006                          5,363
                                     2007                          4,880
                                     2008                            814
                                     2009                              -
                                                            ------------
                                                             $   173,193
                                                            ============


The Company's historical and projected revenues are related to the sale and servicing of the Company's sole product, the Mobetron. Should revenues of the Mobetron product in future periods be significantly less than management's expectation, the benefit from the use of the linear accelerator technology license rights would be limited and may result in an impairment of the intangible asset.

(8) NOTES PAYABLE:

  A summary is as follows:

  Notes payable, related parties                                 $  1,057,425
                                                                 ============
             Convertible notes                                      1,025,000
             Other convertible notes                                  610,855
             Other notes                                            4,901,043
                                                                 ------------
                                                                 $  6,536,898
                                                                 ============

NOTES PAYABLE, RELATED PARTIES:

Notes payable to related parties of $1,057,425 at September 30, 2004, include notes issued to various officers, directors, and stockholders of the Company. The notes are due on demand and bear interest between 9% and 10% per annum, payable quarterly unless otherwise specified by each holder. Included in the total is $175,000 at September 30, 2004, which represents promissory notes under the Company's Promissory Note Program, described below, and for which these note holders received warrants to purchase common stock under the Promissory Note Program. Also included in the total is $25,000 at September 30, 2004, which represents bridge notes under the Company's Promissory Note Program.

CONVERTIBLE NOTES:

In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments". This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. Convertible notes relate to notes issued under the Company's Promissory Note Program. The notes are convertible to Company common stock at $1.25 per share at the option of the note holders. Additionally, the note holders received 18,000 warrants (zero to related parties) to purchase common stock in connection with the issuance of notes under the Company's Promissory Note Program. The fair value attributable to these warrants was $1,409, was recorded as a discount to notes payable, and was accreted to interest over the life of the borrowing. The discount has been fully amortized as of September 30, 2004. The promissory notes are current and bear interest at 9% per annum payable quarterly. The principal balance outstanding under the notes is $1,025,000 (excluding $175,000 due to related parties) at September 30, 2004.

         In fiscal year 2004, in anticipation of the maturity of their notes on March 1, 2004, holders of $275,000 (excluding $80,000 due to related parties) of face value of Promissory Notes under the Company's Promissory Note Program agreed to extend the maturity, and subject to the closing of the Company's planned merger (see Note 17), to convert their notes into common stock at $1.25 per share, while holders of $650,000 and $100,000 (excluding $95,000 due to related parties) of face value of Promissory Notes agreed to extend their notes until June 1, 2004 and September 1, 2004, respectively. In exchange for their agreement to convert or extend their Promissory Notes, the Company issued 240,000 warrants (including warrants issued to related parties) at a strike price of $1.25 per share to these note holders. The remaining holders or $300,000 of Promissory notes elected not to either convert or extend and these Promissory notes were repaid between March 25 and March 31, 2004.

In June 2004 and September 2004, the Company was unable to pay at maturity $650,000 and $100,000 (excluding $95,000 due to related parties), respectively, of face value of notes under its Promissory Notes Program. The Company has contacted the note holders and is working towards resolution of this event; however no assurance can be given that the note holders will continue to grant forbearance.

OTHER CONVERTIBLE NOTES:

Other Convertible notes relate to notes issued under the Company's Convertible Note Program which the Company began in October 2003 in anticipation its planned merger (see Note 17). Other Convertible notes are convertible to Company common stock at $1.50 per share at the option of the note holders; however such notes, including any accrued interest, will automatically convert to Company common stock at between $1.00 and $1.50 per share based on the terms and attainment of its next round of equity financing. The notes are current and bear interest at 8% per annum and are due in full including all accrued interest on November 8, 2004. As of September 30, 2004, the principal balance outstanding under the notes is $610,855 (excluding $25,000 owed to related parties).



The remainder of this page intentionally left blank.

OTHER NOTES:

In March 2004, the Company borrowed $3,000,000 from a financial institution. The note bears interest at 21% per annum. Interest is due monthly while principal is due in lump sum at the maturity of the note in March 2005. Certain non-refundable loan fees, including amounts paid to an intermediary, were also paid in relation to this note in the amount of $625,000 which were capitalized on the books of the Company and will be amortized into interest expense ratably over the term of the note. The loan is secured by a lien on all of the assets of the Company. In addition, the Company issued 2,400,000 shares of its common stock to the lender as security for the note "Collateral Shares" which the company estimated had a fair market value of $1.25 per share. So long as an event of default under the agreement has not occurred, the Company retains voting rights over the Collateral Shares and the lender is not permitted to sell the Collateral Shares. Additionally, the Company has prepaid seven months of interest in the amount of $367,500, which is fully refundable and will be applied to the note balance should the Company prepay the loan. The note may be prepaid in full at any time without penalty. The Company has the option to extend the note for one year by paying certain fees to the lender.

During August 2004, the Company entered into a factoring agreement under which it borrowed from a financial institution. The agreement was secured by a pledge of the Company's equipment and sales contract related to the Company's sale of a Mobetron system to a foreign customer. The factoring agreement bears interest of $600 per day on the factored amount, which may be prepaid any time, and is due when payment is made from the Company's customer. As of September 30, 2004, the principal balance outstanding under this note is $900,000.

During September 2004, the Company entered into a factoring agreement under which it borrowed from a financial institution. The agreement was secured by a pledge of the Company's equipment and sales contract related to the Company's sale of a Mobetron system to a domestic customer. The factoring agreement bears interest of $630 per day on the factored amount, which may be prepaid any time, and is due when payment is made from the Company's customer. As of September 30, 2004, the principal balance outstanding under this note is $945,700.


The Company has a note payable to a former director of $50,000. This note is due on demand and bear interest at 9% per annum, payable quarterly unless otherwise specified by the holder.

The Company has also converted an outstanding accounts payable balance into an unsecured note payable during fiscal year 2003. This unsecured note payable accrues interest at interest rate of 5%. As of September 30, 2004, the principal balance outstanding under this note is $5,343.




              The remainder of this page intentionally left blank.

(9) OBLIGATION FOR LEASED EQUIPMENT

The Company delivered one of its Mobetron's to a hospital in the Netherlands in November 2003. As an equipment supplier, the Company received proceeds in the amount of $1,230,685 as sale price of the equipment from a third party leasing company, who in turn leased the equipment to the hospital pursuant to a 70 month lease (See Note 1, Lease Revenue and Leasing Transactions).

Because of the potential reimbursement to the hospital at month 18 of the lease, the Company retains substantial risk of ownership in the leased property, and the transaction has therefore been accounted for in accordance with SFAS 13, "Accounting for Leases", specifically paragraphs 19, 21, and 22.

Accordingly, the Company recorded the entire $1,230,685 of proceeds received from the leasing company as obligation for leased equipment, a liability on its balance sheet and accounted for this item as a borrowing. In accordance with APB Opinion 21, "Interest on Receivables and Payables" paragraphs 13 and 14, the Company determined an interest rate for the obligation of 14.5% based on an other debt arrangements entered into by the Company at dates closest to the inception of the obligation for leased equipment. Further, although the Company is not entitled to the cash rental payments, the Company recognized rents totaling $207,226 as revenue. A portion of each month's rental revenue is recorded as interest and included in Cost of Revenue with the remainder recorded as a reduction in Obligation for Leased Equipment.

As of September 30, 2004, the outstanding balance of Obligation for Leased Equipment is $1,152,312.

(10) RELATED PARTY TRANSACTIONS:

SCHONBERG RADIATION CORPORATION
-------------------------------
One of the Company's stockholders is a former director, officer, and stockholder of Schonberg Radiation Corporation (SRC). SRC granted the Company an exclusive license to certain technology related to linear accelerator for use in medical applications. The license agreement provides for a payment of $25,000 upon delivery of each of the first 20 accelerators. After the payments have been made, there are no additional license payments under this agreement, and the Company has the right to obtain proprietary information for the manufacture of these accelerators. As of September 30, 2004, $150,000 was accrued, and $125,000 has been paid by the Company under the agreement.

Prior to receiving regulatory approval to market its Mobetron product, the Company expensed $25,000 of license payments. After receiving regulatory approval, the Company has capitalized these payments as they are made and amortized the related asset over a seven-year estimated useful life from the date of regulatory approval. At September 30, 2004, $250,000 has been capitalized with accumulated amortization of $176,369 in intangible assets.

In September 1998, one of the Company's directors, who is also a stockholder and former officer of the Company, purchased 381,750 shares of common stock at $0.50 per share. The purchase was paid partly in cash in February 1999 ($25,000 for 50,000 shares) and partially by a promissory note for $165,875. The note bears interest at 8% per annum. Principal and interest was due and payable on December 7, 2002. As collateral for the note, the officer granted the Company an interest in the 331,750 shares of common stock. The note was not repaid as scheduled and during the fiscal year ended September 30, 2003, the Company canceled the promissory note, relieved Stock Subscription Receivable and reduced Common Stock and Additional Paid-in Capital accordingly.

(11)     STOCKHOLDERS' EQUITY (DEFICIT):
CONVERTIBLE PREFERRED STOCK:

Convertible preferred stock at September 30, 2004 and 2003, was comprised of the following:

                                                     Number of
                                                   Shares Issued
                                     Authorized   and Outstanding
                                    ------------  ---------------

                      Series 1          600,000      507,000
                      Series 2        2,000,000    1,584,750
                      Series 3        1,000,000      997,017
                      Series 4        2,000,000    1,590,000
                                    ------------   ---------
                      Total           5,600,000    4,678,767
                                    ============   =========


The rights, preferences, and privileges of the preferred stockholders are as follows:

DIVIDENDS
---------

The holders of Series 1, 2, 3, and 4 preferred stock are entitled to receive cumulative dividends at an annual rate of $0.04, $0.08, $0.12, and $0.20 per share, respectively, when and as declared by the Board of Directors. After the dividends on the preferred stock have been paid or set aside, additional dividends may be declared on the common and preferred stock as if converted on a pari passu basis.

LIQUIDATION
-----------

The holders of Series 1, 2, 3, and 4 preferred stock are entitled to a liquidation preference to common stockholders of $0.50, $1.00, $1.50, and $2.50 per share, respectively. After the above amounts have been paid, the remaining assets are distributed to the holders of preferred and common stock on an as-converted basis.

CONVERSION AND REGISTRATION
---------------------------

Each share of Series 1, 2, 3, and 4 preferred stock is convertible, at the option of the holder, at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion is automatic upon the earlier of:
(i) the closing of a firm commitment underwritten public offering of the Company's common stock for aggregate proceeds of not less than $10,000,000 and an offering price of not less that $5.00 per share or (ii) consent by the holders of two thirds of the outstanding preferred stock. In addition, the stockholders have certain registration rights effective following the Company's initial public offering. The Company has reserved 4,678,767 shares of common stock in the event of conversion at September 30, 2004 and 2003, respectively.

VOTING:

The holders of each share of preferred stock are entitled to vote on an as-converted basis along with common stockholders. As long as at least 1,000,000 shares of preferred stock remain outstanding, the Company may not, without the approval of a majority of the then outstanding shares of preferred stock, voting together as a separate class, increase the authorized number of shares of preferred stock; effect a
recapitalization;   change  the  rights,  preferences,  and  privileges  of  the preferred stock; or sell substantially all of the Company's assets. Additionally, as long as 1,000,000 shares of preferred stock or an equivalent number of shares of common stock are outstanding, the holders of the preferred stock, voting together as a separate class, may elect one member of the Board of Directors.

COMMON STOCK:

The holders of common stock are entitled to one vote per share. All outstanding shares are subject to the Company's right of first refusal should any stockholders decide to sell shares unless a public market exists for the Company's common stock, the Company is dissolved, or more that 50% of the outstanding capital stock is sold.

STOCK OPTIONS:

In 1995, the Company adopted the 1995 Stock Option Plan (the Plan) and reserved 2,400,000 shares of common stock for issuance under the Plan.

Under the Plan, incentive options to purchase the Company's common stock may be granted to employees at prices not lower than fair market value at the date of grant as determined by the Board of Directors. Non-statutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower than 85% of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or non-statutory options may be granted to persons owning more than 10% of the voting power of all classes of stock at prices no lower than 110% of the fair market value at the date of grant as determined by options (no longer than ten years from the date of grant, five years in certain instances). Options granted generally vest at a rate of 33% per year.

Activity under the Plan is as follows:


                                                                                      Weighted
                                                    Shares                             Average
                                                  Available         Number of          Exercise            Aggregate
                                                  for Grant          Shares             Price                Price
                                               ---------------    -------------    -----------------    ---------------
        Balance at September 30, 2002             1,203,500          833,500              $0.606            $505,200
        Options Granted                            (257,500)         257,500               0.805             207,350
        Options Exercised                                 -           (5,000)             (0.800)             (4,000)
        Options Canceled                            149,500         (149,500)             (0.529)            (79,100)
        Option Expired                                    -                -                   -                  -
                                               ---------------    -------------    -----------------    ---------------

        Balance at September 30, 2003              1,095,500         936,500               0.672             629,450
        Options Granted                             (88,000)          88,000               1.250             110,000
        Options Exercised                                 -           (5,000)             (1.250)             (6,250)
        Options Canceled                              3,000           (3,000)             (1.250)             (3,750)
        Option Expired                                    -                -                   -                  -
                                               ---------------    -------------    -----------------    ---------------
        Balance at September 30, 2004             1,010,500         1,016,500             $0.718            $729,450
                                               ===============    =============    =================    ===============

At September 30, 2004 and 2003, 935,389 and 786,389 outstanding options were exercisable, respectively.

During the years ended September 30, 2004 and 2003, the Company issued 84,500 and 254,500 options to purchase common stock to its employees and directors. The fair value of each option grant is computed on the date of grant using intrinsic value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees".

During the years ended September 30, 2004 and 2003, the Company issued 3,500 and 3,000 options to purchase common stock for services rendered by non-employees. The fair value of these options was $1,489 and $778, which was expensed upon issuance.

The fair value of the non-employee options issued were determined using the Black-Scholes method, based on assumed volatility of .01%, an option life equal to 10 years, a risk-free interest rate ranging from 4.16% to 3.92% based on the grant date and the term of the option, and assuming no dividends.

 Total options under the Plan at September 30, 2004, comprised the following:


                                                           Number                Weighted                Number
                                                         Outstanding              Average              Exercisable
                                     Option                 as of                Remaining                as of
                                    Exercise            September 30,        Contractual Life         September 30,
                                     Price                  2004                  (Years)                 2004
                                -----------------     ------------------     ------------------     --------------
                                     $0.100                 30,000                         1.12             30,000
                                      0.500                 97,000                         3.87             97,000
                                      0.550                300,000                         3.20            300,000
                                      0.800                386,500                         7.53            355,306
                                      0.880                120,000                         6.55            113,333
                                      1.250                 68,000                         9.01             34,750
                                      1.375                 15,000                         9.01              5,000
                                                      ------------------                            --------------
                     Total                               1,016,500                                         935,389
                                                      ==================                            ==============



               The remainder of this page intentionally left blank

Total options under the Plan at September 30, 2003, comprised the following:





                                                        Number                Weighted               Number
                                                      Outstanding              Average            Exercisable
                                     Option              as of                Remaining               as of
                                    Exercise          September 30,        Contractual Life       September 30,
                                     Price                2003                (Years)                 2003
                                -----------------   ----------------     ------------------     ----------------

                                      $ 0.100                  30,000              2.12               30,000
                                        0.500                  97,000              4.87               97,000
                                        0.550                 300,000              4.20              300,000
                                        0.800                 386,500              8.53              260,306
                                        0.880                 120,000              7.55               98,333
                                        1.250                   3,000              9.51                  750
                                                    ------------------                           -------------
                           Total                              936,500                                786,389
                                                    ==================                           =============



WARRANTS:

   The following warrants are each exercisable into one share of common stock:


                                                                                   Weighted
                                                             Number of             Average             Aggregate
                                                               Shares           Exercise Price           Price
                                                            -------------      -----------------     ---------------

                 Balance at September 30, 2002                 574,000                 $1.019          $   585,000
                  Warrants Granted                             191,091                  1.295              247,500
                  Warrants Exercised                                 -                      -                    -
                  Warrants Canceled                                  -                      -                    -
                  Warrants Expired                                   -                      -                    -
                                                            -------------      -----------------     ---------------
                 Balance at September 30, 2003                 765,091                  1.088              832,500
                  Warrants Granted                             608,000                  1.579              960,000
                  Warrants Exercised                           (10,000)                (0.500)              (5,000)
                  Warrants Canceled                           (500,000)                (1.000)            (500,000)
                  Warrants Expired                                   -                      -                    -
                                                            -------------      -----------------     ---------------
                  Balance at September 30, 2004                863,091                 $1.492          $ 1,287,500
                                                            =============      =================     ===============

The common warrants are comprised of the following:


                                                                                         Weighted Average
                                                             Number Outstanding             Remaining
                                                            as of September 30,          Contractual Life
                                  Exercise Price                     2003                     (Years)
                               ---------------------        ---------------------       -------------------
                                      $0.500                        10,000                     0.14
                                       1.000                       500,000                     0.44
                                       1.250                       186,000                     3.42
                                       1.375                        69,091                     3.42
                                                            ---------------------
                        Total                                     765,091
                                                            =====================
                                                                                         Weighted Average
                                                             Number Outstanding             Remaining
                                                            as of September 30,          Contractual Life
                                  Exercise Price                    2004                     (Years)
                               ---------------------        ---------------------       -------------------
                                      $1.250                      594,000                      2.43
                                       1.375                        69,091                     2.42
                                       2.000                      100,000                      0.48
                                       2.500                      100,000                      1.48
                                                            ---------------------
                        Total                                     863,091
                                                            =====================

During the following fiscal years, the number of warrants to purchase common stock which will expire in the next five years if unexercised are:

                              Fiscal Year Ending
                                September 30,                     Number
                             ---------------------          ------------------
                                     2005                        100,000
                                     2006                        100,000
                                     2007                        255,091
                                     2008                             -
                                     2009                        150,000
                                                            ------------------
                                                                 605,091
                                                            ==================

During the years ended September 30, 2004 and 2003, the Company issued an aggregate of 18,000 and 38,000 warrants to purchase common stock in connection with the issuance of notes under the Company's Promissory Note Program (see Note
8). The fair value attributable to these warrants were $1,409 and $1,752 and were recorded as a discount to notes payable, and were accreted to interest over the life of the borrowing. Per the term of the notes, an additional 84,000 warrants were issued during the year ended

September 30, 2003, to the note holders of the Company's Promissory Note Program to extend the due date of the notes to March 1, 2004, with a fair value immaterial to the accompanying consolidated financial statements. During fiscal year 2004, an additional 240,000 warrants with a fair value of $9,912 were issued pursuant to the Promissory Note Program to extend the maturity of the notes to various dates as described in Note 8. Of the warrants issued related to the Promissory Note Program, 35,000 and 14,000 warrants with immaterial amount of fair value were issued to related parties during the years 2004 and 2003.

During the year ended September 30, 2003, the Company issued 69,091 warrants to purchase common stock for services rendered by a financial advisor in connection with the Promissory Note Program (see Note 8). The fair value of these warrants was $1,520, and was expensed costs upon issuance, as all of the warrants were fully exercisable upon issuance.

During the year ended September 30, 2004, the Company issued 350,000 warrants to purchase common various parties for services rendered to the company. The fair value of these warrants was $28,044, and was expensed upon issuance, as all of the warrants were fully exercisable upon issuance.

During the year ended September 30, 2004, 500,000 warrants with an exercise price of $1.00 per share were cancelled in exchange for the issuance of 100,000 shares of common stock at $1.25 per share to effect the cashless exercise feature of these warrants. The value of the newly issued stock was determined using the fair value of the stock, which price was the same as the conversion price for our Promissory Notes and the Warrants issued for the Promissory Notes, as well as the price used for grants of employee and director options during fiscal 2004. In addition 10,000 warrants were exercised for cash at a price of $0.50 per share.

The fair value of the warrants issued was determined using the Black-Scholes method based on assumed volatility of 0.01%, an expected term equal to the life of the warrant and at risk-free interest rates between 1.68% and 3.24%, and between 2.00% and 2.88% during the years ended September 30, 2004 and 2003, respectively, and no dividends assumed.

SHARES RESERVED FOR FUTURE ISSUANCE:

The Company has reserved shares of common stock for future issuance as follows:



                                                                             September 30,              September 30,
                                                                                  2004                       2003
                                                                          ---------------------      ---------------------
                  Conversion of convertible preferred stock                      4,678,767                   4,678,767
                  1995 Stock Option Plan                                         2,032,000                   2,032,000
                  Common and preferred stock warrants                              863,091                     765,091
                                                                          ---------------------      ---------------------
                  Total                                                          7,573,858                   7,475,858
                                                                          =====================      =====================

TREASURY STOCK:

In November 1998, the Company repurchased 600,000 shares of its common stock at $0.25 per share.

(12) 401(K) PLAN:

The Company maintains a 401(k) defined contribution plan that covers substantially all of its employees. Participants may elect to contribute up to a maximum of 15% of their annual compensation (subject to a maximum limit imposed by federal tax law). The Company, at its discretion, may make annual matching contributions to the plan. The Company has made no matching contributions to the plan through September 30, 2004.

(13) INCOME TAXES:

The Company has no taxable income and no provision for federal and state income taxes is required for 2004 and 2003.

A reconciliation of the statutory federal rate and the Company's effective tax rate for the year ended September 30, 2004 and 2003, is as follows:

                   Statutory federal income tax rate               34 %
                   Other utilization of net operating losses      (34)%
                                                                 ---------

                   Effective tax rate                               0 %
                                                                 =========


Significant components of the Company's deferred tax assets and liabilities as of September 30, 2004 and 2003, are as follows:

                                                                September 30,        September 30,
                                                                     2004                 2003
                                                             -------------------    --------------
Deferred tax assets:
   Effect of net operating loss carryforwards                $    5,563,000         $  4,287,000
                                                             -------------------    --------------
       Total deferred tax asset                                   5,563,000            4,287,000
       Less valuation allowance                                   5,563,000            4,287,000
                                                             -------------------    --------------
       Net deferred tax asset                                $            -         $          -
                                                             ===================    ==============

Net operating loss carryforwards of approximately $14,100,000 and $10,829,000 for federal are available as of September 30, 2004 and 2003, to be applied against future taxable income. The net operating loss carryforwards expire in tax years 2016 through 2023 for federal purposes.

Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

 (14)    COMMITMENTS:

The Company rents its office facility in Santa Clara, California under a lease that expires on December 31, 2004. Rent expense was $90,409 for the year ended September 30, 2004.

During fiscal year 2003, the Company entered into month-to-month lease for its test facility in Hayward, California. In October 2003, the parties agreed to extend the lease to a firm term expiration of December 31, 2003, after which the lease reverted to a month-to-month arrangement. During June 2004, the parties agreed to extend the lease to a firm term expiration of January 15, 2005, with an option for the Company to further extend the lease through July 15, 2005. The following is a schedule by years of future minimum rental payments required under this lease after September 30, 2004:

                  Year ending September 30,
                           2005                                                   $      25,716
                                                                                  =============


(15) SEGMENT INFORMATION

Net revenues by geographic area are presented based upon the country of destination. No other foreign country represented 10% or more of net revenues for any of the fiscal years presented. Net revenues by geographic area were as follows:

                                        SEPTEMBER 30, 2004          SEPTEMBER 30, 2003
                                        ------------------          ------------------
        Spain                            $  1,178,926                $           -
        Poland                                 47,454                      947,323
        Netherlands                           207,226                            -
        United States                         559,099                      416,106
        Other Foreign                               -                        3,270
                                        ------------------           -----------------
        Total Revenue                    $  1,992,705                $   1,366,699



Long lived assets includes property and equipment, intangible assets, and leased equipment each net of applicable depreciation or amortization resides in the following countries during the year ended September 30, 2004.


        Netherlands                     $     840,045
        United States                         280,275
                                        -------------
        Total                           $  1,120,320



              The remainder of this page intentionally left blank.

(16) AGREEMENT WITH SIEMENS MEDICAL SYSTEMS, INC.:

The Company entered into a Manufacturing and Distribution Agreement with Siemens on October 7, 1997. On November 25, 2002, Siemens and the Company agreed to a termination of the manufacturing and distribution arrangement. Concurrently, the Company has secured a new manufacturing arrangement with CDS Group Corporation
(CDS). On June 25, 2003, the Company was unable to make the first of five equal installments to Siemens in the amount of $159,032, pursuant to the termination agreement noted above. As a result, the total amount due of $795,160 became due and payable immediately. Interest accrues on this amount at the rate of 9% per annum. The remaining liability to Siemens is $486,128 under the termination agreement at September 30, 2004, and is included in accounts payable. An additional $89,703 of interest under the agreement is included in interest payable at September 30, 2004.

(17) MERGER AGREEMENT:

On February 24, 2004, the Company signed a definitive agreement and plan of reorganization (the "Merger Agreement") with Intraop Medical, Corporation, a publicly-held Nevada corporation (the "Acquirer") under which the Company will be merged with and into the Acquirer in a tax-free exchange of stock. Under the Merger Agreement, the Acquirer will issue one share of its common stock in exchange for each share of the Company's outstanding on the closing date of the proposed merger. All of the Company's obligations under its outstanding options, warrants, and convertible securities will be assumed by the Acquirer. The closing of this merger is dependent upon a number of conditions, including the satisfaction by the Company of its due diligence investigation of the Acquirer and the satisfaction of customary closing conditions contained in the Merger Agreement.

The Board of Director's of the Acquirer approved the merger on February 24, 2004, the Company's Board of Directors approved the merger on February 12, 2004. In addition, the merger was approved by the Acquirer's majority stockholder on September 3, 2004, and by the Company's stockholders on July 13, 2004.

On June 29, 2004, the Company and the Acquirer agreed to amend the Merger Agreement to extend to July 31, 2004, the date after which, should the merger not be complete, either party may terminate the merger.

On July 31, 2004, the Company and the Acquirer agreed to amend the Merger Agreement to extend to September 30, 2004, the date after which, should the merger not be complete, either party may terminate the merger.


              The remainder of this page intentionally left blank.

(18) SUBSEQUENT EVENTS:

In October 2004, the Company repaid $150,000 of its outstanding obligation to Siemens Medical Systems, Inc. (see Note 16).

In October 2004, the Company exercised its option to extend its lease on its test facility in Hayward, California through July 15, 2005.

In October 2004, the Company fully repaid $900,000 of principal and accrued factoring fees under its factoring agreement related to the sale of one its Mobetron systems to a foreign customer (see Note 8).

In October 2004, the Company repaid $50,000 of principal and accrued interest and fees on promissory notes from a related party.

In October 2004, a vendor to the Company agreed to convert $15,000 of accounts payable to notes payable under the Company's Convertible Note Program.

In November 2004, the Company received and additional $50,000 in proceeds under the Company's Convertible Note Program.

In November 2004, the Company fully repaid $945,700 principal and accrued factoring fees under its factoring agreement related to the sale of one of its Mobetron systems to a domestic customer.

During November 2004, the Company entered into a factoring agreement under which it borrowed $875,000 from a financial institution. The agreement was secured by a pledge of the Company's equipment and sales contract related to the Company's sale of a Mobetron system to a foreign customer. The factoring agreement bears interest of $583 per day on the factored amount which may be prepaid any time and is due when payment is made from the Company's customer.

On November 15, 2004, the Company and the Acquirer agreed to amend the Merger Agreement to extend to December 31, 2004, the date after which, should the merger not be complete, either party may terminate the merger.

In November 2004, the Company's Board approved an extension of the maturity date of the notes under the Company's Convertible Note Program from November 8, 2004 to March 31, 2005. The Company has contacted the note holders under this program to solicit their consent to the extension.


              The remainder of this page intentionally left blank.